UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

VIRTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38420	93-1207631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7970 S. Kyrene Rd.
Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 968-1488

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VTSI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2021, the registrant completed the purchase (the “Acquisition”) of the real property located at 295 East Corporate Place in Chandler, Arizona (the “Property”) for $10,800,000 (the “Purchase Price”) pursuant to a purchase and sale agreement with Lot 9 LJana, LLC. The registrant paid the Purchase Price with cash and proceeds from a mortgage loan in the amount of $8,600,000.

The Property consists of approximately 4.3 acres and an industrial building of approximately 76,650 square feet. The board believes that this building allows for the registrant’s expected growth in simulator development and production, recoil kit development and production, training content creation as well as administrative, customer and technology support as the company plans to scale. Currently, the registrant has two locations in Tempe totaling approximately 42,860 square feet and instead of renting additional separate locations, the board of directors decided to purchase a new headquarters. Approximately 15,000 square feet of the new building will house two pre-existing tenants with multi-year rent agreements and VirTra has the sole option to cancel their leases with six months’ notice to one tenant and nine months’ notice to the other tenant. As one tenant is an IT company and the other tenant is a plastic injection molding company, the registrant is interested in doing business with both tenants. The registrant plans to fully move into the new space within nine months or less and plans to sub-lease its current lease spaces as soon as practical. Ultimately the registrant expects this purchase to result in spending less per month for facilities while having access to a larger and centralized facility to enhance efficiency.

The registrant obtained a mortgage loan from Arizona Bank & Trust (the “Lender”) in the amount of $8,600,000, evidenced by a promissory note (the “Note”), secured by a first priority lien on the Property pursuant to a deed of trust (the “Deed of Trust”) and assignment and assumption of leases for the benefit of the Lender.

The Note, together with accrued and unpaid interest, is due and payable on August 23, 2031 (the “Maturity Date”). Interest on the Note will accrue at the rate of 3.00% per annum. Monthly payments of $40,978.09 will be required beginning September 23, 2021, with a final balloon payment of $5,956,537.99 due August 23, 2031. If the Registrant prepays the Note within the first 5 years of the loan, a prepayment penalty will be due to the Lender.

The foregoing descriptions of the Note, Deed of Trust and Assignment and Assumption of Leases are qualified in their entirety by reference to the full text of the Note, Deed of Trust and Assignment and Assumption of Leases, which are incorporated by reference as exhibits 10.1, 10.2 and 10.3, respectively, hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated August 25, 2021
10.2	Deed of Trust dated August 25, 2021
10.3	Assignment and Assumption of Leases dated August 25, 2021
99.1	Press Release dated August 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA, INC.

Date: August 30, 2021	By:	/s/ Robert D. Ferris
	Name:	Robert D. Ferris
	Title:	Chief Executive Officer